SCHEDULE A
                                 AMENDED BY-LAWS
                      SUBSTITUTED AND ADDITIONAL SECTIONS

                                       OF

                       INTERACTIVE VOICE MEDIA (MN) CORP.


                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number of Directors. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors composed of one (1) member who shall be elected by the shareholders. Directors need not be residents of the State of Minnesota or shareholders of the Corporation. The number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors.


                                    ARTICLE V
                                     OFFICERS

        Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer. Other officers, assistant officers, and agents as may be deemed necessary by the Board of Directors may be elected by the Board of Directors in the same manner as the titled officers named above and will be officers of the Corporation. Two (2) or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.


         Section 2. Election, Term of Office and Qualification. The officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders or at any special meeting called for such purpose. The Board shall elect a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer, none of whom need to be a member of the Board. Each officer so elected shall hold office until his successor has been duly chosen and has qualified or until his death or resignation or removal in the manner hereinafter provided.

         Section 8. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board and the Vice Chairman of the Board) preside at meetings of the stockholders and Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have general and active management of the business of the Corporation. He shall have general responsibility for all technological systems and related operations of the Corporation, including, but not limited to telecommunications business systems and Internet based business systems and implementation of any upgrades, new services, repairs or changes to the same. He shall have active management of all personnel of the Corporation, including but not limited to marketing, business development, business units and customer service. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws, to some other officer or agent of the Corporation. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise whatever powers as may be prescribed from time to time by the Board of Directors.


         Section 12. Chief Financial Officer. The Chief Financial Officer shall be an executive officer of the Corporation. The Chief Financial Officer shall be responsible to the Board of Directors and the Chief Executive Officer for all financial control and internal audit of the Corporation. He shall perform such other duties as may be assigned to him by the Board of Directors and the Chief Executive Officer.

         Section 13. Assistant Chief Financial Officer. DELETED

         Section 17. Treasurer. The Treasurer shall have the care and custody of and be responsible for all of the funds and securities of the Corporation and shall deposit such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours. He shall render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer as may be prescribed by the Chief Executive Officer or Board of Directors from time to time.

         Section 18. Assistant Treasurers. DELETED

         Section 19. President. DELETED


         Section 20. Chief Technology Officer. DELETED


                                   Schedule A
                          February 28, 2000 Amendments
                                       BL
                                        2

         Section 21. Chief People Officer. DELETED


         Section 22. Vice Chairman of the Board. The Vice Chairman of the Board is authorized to preside at meetings of the shareholders and the Board of Directors in the absence of the Chairman of the Board.



Dated: February 28, 2000










                                   Schedule A
                          February 28, 2000 Amendments
                                       BL
                                        3

                                   SCHEDULE A
                                 AMENDED BY-LAWS
                              SUBSTITUTED SECTIONS

                                       OF

                       INTERACTIVE VOICE MEDIA (MN) CORP.


                                   ARTICLE III
                                    DIRECTORS

     Section 1. Number of Directors. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors composed of no less than ten (10) and no more than fifteen (15) members who shall be elected by the shareholders. Directors need not be residents of the State of Minnesota or shareholders of the Corporation. The number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors.




Dated: October 20, 1999

                                   SCHEDULE A
                                 AMENDED BY-LAWS
                              SUBSTITUTED SECTIONS

                                       OF

                       INTERACTIVE VOICE MEDIA (MN) CORP.


                                   ARTICLE III
                                    DIRECTORS

     Section 1. Number of Directors. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors composed of nine (9) members who shall be elected by the shareholders. Directors need not be residents of the State of Minnesota or shareholders of the Corporation. The number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors.




Dated: July 29, 1999

                                   SCHEDULE A
                                 AMENDED BY-LAWS
                       SUBSTITUTED AND ADDITIONAL SECTIONS

                                       OF

                       INTERACTIVE VOICE MEDIA (MN) CORP.



                                   ARTICLE III
                                    DIRECTORS

     Section 1. Number of Directors. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors composed of eight (8) members who shall be elected by the shareholders. Directors need not be residents of the State of Minnesota or shareholders of the Corporation. The number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors.


                                    ARTICLE V
                                     OFFICERS

     Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, Chief Executive Officer, a President and Chief Operating Officer, a Chief Technology Officer, a Chief People Officer, a Chief Financial Officer, a Secretary and a Treasurer. Other officers, assistant officers, and agents as may be deemed necessary by the Board of Directors may be elected by the Board of Directors in the same manner as the titled officers named above and will be officers of the Corporation.
Two (2) or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.


     Section 2. Election, Term of Office and Qualification. The officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders or at any special meeting called for such purpose. The Board shall elect a Chairman of the Board, a Chief Executive Officer, a President and Chief Operating Officer, a Chief Technology Officer, a Chief People Officer, a Chief Financial Officer, a Secretary and a Treasurer, none of whom need to be a member of the Board. Each officer so elected shall hold office until his successor has been duly chosen and has qualified or until his death or resignation or removal in the manner hereinafter provided.


     Section 8. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board) preside at meetings of the shareholders and Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws, to some other officer or agent of the Corporation. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise whatever powers as may be prescribed from time to time by the Board of Directors.


         Section 12. Chief Financial Officer. The Chief Financial Officer shall be an executive officer of the Corporation. The Chief Financial Officer shall be responsible to the Board of Directors, the Chief Executive Officer and the President for all financial control and internal audit of the Corporation. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

         Section 13. Assistant Chief Financial Officer. DELETED

         Section 17. Treasurer. The Treasurer shall have the care and custody of and be responsible for all of the funds and securities of the Corporation and shall deposit such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours. He shall render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer as may be prescribed by the Chief Operating Officer or Board of Directors from time to time.

         Section 18. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasure perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Operating Officer.


         Section 19. President. The President shall be an executive officer of the Corporation; shall (in the absence of both the Chairman of the Board and the Chief Executive Officer) preside at meetings of the shareholders and Directors; and shall have general and active management of the business of the Corporation; and shall be

                                   Schedule A
                           March 26, 1998 Amendments
                                       BL
                                       2
responsible to the Chief Executive Officer. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws, to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise whatever powers as may be prescribed from time to time by the Board of Directors. The President shall also be known as the Chief Operating Officer of the Corporation.

         Section 20. Chief Technology Officer. The Chief Technology Officer shall be an executive officer of the Corporation. The Chief Technology Officer shall be responsible to the Board of Directors, the Chief Executive Officer and the President for all technological systems and related operations, including, but not limited to telecommunications business systems and Internet based business systems and implementation of any. upgrades, new services, repairs or changes to the same. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.


         Section 21. Chief People Officer. The Chief People Officer shall be an executive officer of the Corporation. The Chief People Officer shall be responsible to the Board of Directors, the Chief Executive Officer and President for the management of all personnel of the Corporation, including but not limited to marketing, business development, business units and customer service. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.


Dated: March 26, 1998





                                   Schedule A
                            March 26, 1998 Amendments
                                       BL
                                        3

                                     MINUTES

                                       and

                                     BY-LAWS

                                       of

                       INTERACTIVE VOICE MEDIA (MN) CORP.

                         INCORPORATED UNDER THE LAWS OF

                                    MINNESOTA

                                     BY-LAWS

                                       OF

                       INTERACTIVE VOICE MEDIA (MN) CORP.

                                    ARTICLE I
                                     OFFICES

     Section 1. Registered Office. The registered offices of the Corporation shall be located in the County of the State of Minnesota designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. Time and Place of Meetings. The Board of Directors may designate any time and any place, either within or without the State of Minnesota, as the time and place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any time and any place; either within or without the State of Minnesota, as the time and place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the time and place of the meeting shall be the principal office of the Corporation at 10:00 a.m.

         Section 2. Annual Meeting. Annual meetings of shareholders shall be held on the second Friday of the fourth month of each fiscal year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00, a.m. at which the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. The annual meeting of the shareholders may be held on a date different than that given above if the Board so determines and so states in the notice of the meeting or in a duly executed waiver thereof.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Chief Executive Officer, the Board of. Directors or the holders of not less than a majority of all of the stock entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

         Section 4. Notice. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting to the shareholders of record entitled to vote at such meeting either personally or by mail, by or at the direction of the person or persons calling the meeting, unless it is an annual meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address that appears on the stock transfer books of the Corporation.

         Section 5. Closing of Transfer Books and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of stock on the books of the Corporation after such record date.

         Section 6. List of Shareholders. The officer who as charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of a least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         Section 7. Quorum. The holders of a majority of the stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such


                                      BL 2
adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of the record entitled to vote at the meeting.

         Section 8. Organization. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders. In his absence, the Chief Executive Officer or a Vice President shall preside. In the absence of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present. The Secretary of the Corporation shall act as secretary at all meetings of shareholders. In his or her absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

         Section 9. Proxies. At any meeting of the shareholders, every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by. such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution unless such proxy otherwise provides. A proxy shall be revocable :unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

         Section 10. Voting. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, each shareholder shall have one (1) vote for each share having rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting the vote of holders of a majority of the stock entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Articles of Incorporation or of these By-laws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter.

         Section 11. Voting of Stock by Certain Holders. Stock standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine.

Stock held by an administrator, executor, guardian or conservator may be voted by him so long as such stock forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such stock into his name. Stock standing in the name of a trustee may be voted by


                                      BL 3
him, either in person or by proxy, but no trustee shall be entitled to vote stock held by him without a transfer of such stock into his name as trustee.

Stock standing in the name of a receiver may be voted by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose stock is pledged shall be entitled to vote such stock until the stock have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the stock so transferred.

Shares of its own stock belonging to the Corporation, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly, or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding stock at any given time.

         Section 11. Action. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 12. Election of Directors. At each election for Directors, each shareholder entitled to vote at such election shall, unless otherwise provided by the Articles of Incorporation or by applicable law, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Articles of Incorporation, no shareholder shall have thee right or be permitted to cumulate his votes on any basis.

         Section 13. Action Without Meeting. Any action required by any provision of law or of the Articles of Incorporation or these By-laws to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting without prior written notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders entitled to vote with respect to the subject matter thereof holding the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


                                      BL 4

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number of Directors. The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors composed of not less than one (1) nor more than five (5) members who shall be elected by the shareholders. Directors need not be residents of the State of Minnesota or shareholders of the Corporation. The number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors.

         Section 2. Election and Term of Office. The Directors shall be elected at the annual meeting of the shareholders (except as provided in Section 5 of this Article). Each Director elected shall hold office until his successor shall be elected at an appropriate annual meeting of the shareholders and shall qualify, or until his death, his resignation or his removal in the manner hereinafter provided.

         Section 3. Resignation. Any Director may resign at any time by giving written notice to the Chief Executive Officer or Secretary. Such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removal. At any special meeting of the shareholders called expressly for that purpose, any Director or Directors, including the entire Board of Directors, may be removed, either with or without cause, and another person or persons may be elected to serve for the remainder of his or their term by a vote of the holders of a majority of all stock outstanding and entitled to vote at an election of directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Directors as provided in Section 5 of this Article.

         Section 5. Vacancies. If any vacancy shall occur in the Board of Directors, such vacancy may, subject to the provisions of Section 4 of this Article, be filled by the affirmative vote of the remaining Directors though less than a quorum of the Board of Directors or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), any Court of competent jurisdiction may, upon application of any shareholder or shareholders holding at least ten (10%) percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.


                                      BL 5

         Section 6. General Powers. In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

         Section 7. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Minnesota.

         Section 8. Annual Meeting. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

         Section 9. Regular Meetings. Regular meetings of the Board may be held with or without notice immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

         Section 10. Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer on two (2) days' notice to each Director given either personally, by mail or by telegram. Special meetings shall be called by the Chief Executive Officer or Secretary in like manner and like notice on the written request of any Director. The purpose of or the business to be transacted at any special meeting of the Board of Directors shall be specified in the notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         Section 11. Quorum and Action. At all meetings of the Board the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these By-laws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

         Section 12. Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in


                                      BL 6
the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 13. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seat of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize thee issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name and names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

         Section 14. Compensation. Directors may receive a stated salary for their services in an amount unanimously agreed by the Board of Directors. By resolution of the Board a fixed sum for expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 15. Telephone Meetings. Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall


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constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 16. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.


                                   ARTICLE IV
                                    NOTICES

         Section 1. Form of Notice. Whenever under the provisions of any applicable statute, the Articles of Incorporation or these By-laws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given three (3) days after the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

         Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation, under the provisions of any applicable statute, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.


                                    ARTICLE V
                                     OFFICERS

         Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer, a Vice President, a Secretary and a Chief Financial Officer. The Board of Directors may also, if it chooses to do so, elect a Chairman of the Board, one or more Vice
Presidents, one or more Assistant Secretaries and one or more Assistant Chief Financial Officers, all of whom shall also be officers. Two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

         Section 2. Election, Term of Office and Qualification. The officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders. The Board shall elect a Chief Executive Officer, Vice


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President, Chief Financial Officer, and Secretary, and any Assistant Officers
the Board has determined are needed, none of whom need to be a member of the Board. Each officer so. elected shall hold office until his successor has been duly chosen and has qualified or until his death or his resignation or removal in the manner hereinafter provided.

         Section 3. Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any such subordinate officer or agent.

         Section 4. Resignation. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause. Any other officer may be removed with or without cause, by the person or persons who appointed the officer or by the Board.

         Section 6. Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled in accordance with the provisions of section 3 of this Article, such vacancy may be filled by the superior officer upon whom such power may be conferred by the Board of Directors.

         Section 7. Chairman. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders and directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

         Section 8. Chief Executive Officer. The Chief Executive Officer shall be the Chief Executive Officer of the Corporation; shall (in absence of the Chairman of the Board) preside at meetings of the shareholders and Directors; shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-laws, to some other officer or agent of the Corporation.


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         Section 9. Vice President. In the absence of or inability of the Chief
Executive Officer to act, the Vice President shall perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other functions as the Board of Directors may from time to time prescribe.

         Section 10. Secretary. The Secretary, when available, shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as required by law or these By-laws, be custodian of the Corporate records and have general charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He may sign, with any other proper officer, certificates for stock of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

         Section 11. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

         Section 12. Chief Financial Officer. The Chief Financial Officer shall have the care and custody of and be responsible for all of the funds and securities of the Corporation and shall deposit such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours. He shall render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Chief Financial Officer as may be prescribed by the Chief Executive Officer or Board of Directors from time to time.

         Section 13. Assistant Chief Financial Officers. Any Assistant Chief Financial Officer shall, in the absence or disability of the Chief Financial Officer perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

         Section 14. Bonding. If required by the Board of Directors all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of


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the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

         Section 15. Salaries. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any officer the power to fix from time to time the salary or other compensation of officers and agents appointed in accordance with the provisions of Section 3 of this Article.

         Section 16. Voting Upon Shares Held by The Corporation. The Board of Directors may authorize any officer to act on behalf of the Corporation in regard to shares of other corporations owned by this Corporation in which event he shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which this Corporation may hold shares and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


                                   ARTICLE VI
                         CERTIFICATES REPRESENTING STOCK

         Section 1. Form of Certificates. The certificates representing stock of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the Chief Executive Officer of the Corporation and sealed with the corporate seal or a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance. All certificates shall be consecutively numbered and the name of the person owning the stock represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books.

         Section 2. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or as the owner of such stock with all of the rights of ownership and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.


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



         Section 3. Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of the uncertified shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.


                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding stock in the manner and upon the terms and conditions provided by the Articles of Incorporation, the By-laws and the applicable laws of the State of Minnesota.

         Section 2. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the same manner in which it was created.

         Section 3. Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.


                                     BL 12

         Section 4. Fiscal Year. Unless another fiscal year shall be fixed by resolution of the Board of Directors, the fiscal year of the Corporation shall commence on the 1st day of October and terminate on the 30th day of September of each year.

         Section 5. Reports of Situation and Amount of Business. The Board of Directors shall, when requested by the holders of at least one-tenth (1/10) of the outstanding voting stock of the Corporation, present written reports of the situation and amount of business of the Corporation and shall present a full and clear statement of the business and condition of the Corporation at every annual meeting.

         Section 6. Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 7. Examination of Books and Records. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least ten percent (10%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes, and record of shareholders of the Corporation, and shall be entitled to make extracts therefrom.

         Section 8. Indemnification of Directors. Subject to the applicable laws of the State of Minnesota, the Corporation shall indemnify any director, officer, or employee, or former director, officer, or employee of the Corporation, or any person who may have served at its request as a director, officer, or employee of another corporation in which it owns stock, or of which it is a creditor, against expenses actually and necessarily incurred by him and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding whether civil or criminal in nature, in which he is made a party by reason of being or having been such a director, officer or employee (whether or not a director, officer, or employee at the time such costs or expenses are incurred by or imposed upon him) except in relation to the matters as to which he shall be adjudged in such action, suit, or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. The Corporation may also reimburse to any director, officer, or employee the reasonable costs of settlement of any action, suit or proceeding, if it shall be found by a majority of the Board of the Directors not involved in the matter in controversy, whether or not a quorum, that it was to the interest of the Corporation that such settlement be made and that such director, officer or employee was not guilty of gross negligence or willful misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled by law or under any By-law, agreement, vote of shareholders, or otherwise.


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                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 1. Compliance With By-Laws. Any action taken or determination made in good faith by the shareholders or the Board of Directors shall be effective, valid and binding although the same may not have been taken or made in strict compliance with the By-laws of the Corporation.


                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.

Dated: September 24, 1994


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